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                                                                    Exhibit 21

EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT

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NAME OF SUBSIDIARY                                     STATE OF INCORPORATION
------------------                                     ----------------------
InSight Health Corp.                                   Delaware
         Mississippi Mobile Technology, Inc.           Delaware
         Radiosurgery Centers, Inc.                    Delaware
Maxum Health Corp.                                     Delaware
      Quest Financial Services, Inc.                   Delaware
      Maxum Health Services Corp.                      Delaware
         DiagnosTemps, Inc.                            Delaware
         Diagnostic Solutions  Corp.                   Delaware
         Maxum Health Services of North Texas, Inc.    Texas
         Maxum Health Services of Arlington, Inc.      Texas
         Maxum Health Services of Dallas, Inc.         Texas
         MTS Enterprises, Inc.                         Texas
         NDDC, Inc.                                    Texas
Open MRI, Inc.                                         Delaware
Radiology Services Corp.                               Delaware
Signal Medical Services, Inc.                          Delaware
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